Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

September 11, 2012

Barnes & Noble, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 27, 2012, relating to the consolidated financial statements, the effectiveness of Barnes & Noble, Inc.’s (the “Company”) internal control over financial reporting, and schedule of Barnes & Noble, Inc. appearing in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 27, 2012.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York